Exhibit 99.1
DocGo Announces Third Quarter 2025 Results
Company Achieves Record Volumes Across All Major Business Lines
Management to Host Conference Call and Webcast Today at 5:00 PM Eastern Time

NEW YORK, NY, November 10, 2025 – DocGo Inc. (Nasdaq: DCGO) (“DocGo” or the “Company”), a leading provider of technology-enabled mobile health and medical transportation services, today announced financial and operating results for the quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights

•Total revenue for the third quarter of 2025 was $70.8 million, compared to $138.7 million in the third quarter of 2024. This decline was entirely due to the wind-down of migrant-related programs, which generated $8.4 million in the third quarter of 2025 and $80.7 million in the third quarter of 2024. Excluding revenue from migrant-related programs, revenue increased 8% to $62.4 million in the third quarter of 2025 from $58.0 million in the third quarter of 2024.
•GAAP gross margin (which includes depreciation and amortization expenses) for the third quarter of 2025 was 20.0%, compared to 33.0% in the third quarter of 2024.
•Adjusted gross margin1 for the third quarter of 2025 was 33.0%, compared to 36.0% in the third quarter of 2024.
•Net loss for the third quarter of 2025 was $29.7 million, compared to net income of $4.5 million in the third quarter of 2024. Included in this quarter’s loss was a total of $16.7 million of non-cash impairments of intangible assets and goodwill.
•Adjusted EBITDA1 loss was $7.2 million for the third quarter of 2025, compared to adjusted EBITDA of $17.9 million for the third quarter of 2024.
•Transportation Services revenue in the third quarter of 2025 was $50.1 million, compared to $48.0 million for the third quarter of 2024.
•Mobile Health Services revenue for the third quarter of 2025 was $20.7 million, compared to $90.7 million for the third quarter of 2024. This decline was due to the wind-down of migrant-related programs. Excluding revenue from migrant-related programs, Mobile Health Services revenue increased 23% from the third quarter of 2024.
•As of September 30, 2025, the Company held total cash and cash equivalents, including restricted cash and investments, of approximately $95.2 million, compared to $128.7 million as of June 30, 2025. The decline was largely due to the repayment of the Company’s $30 million dollar line of credit during the period.
•During the third quarter of 2025, the Company generated $1.7 million of cash flow from operations.

Select Corporate Highlights for the Third Quarter of 2025 and Recent Weeks

•Company achieved record volumes across all major business lines, with US medical transportation increasing 2.5%, care gap closure and transitions of care increasing 320%, mobile phlebotomy increasing 11%, and remote patient monitoring increasing 6%, when comparing third quarter 2025 to third quarter 2024.
•Surpassed 1.3 million patients assigned by the Company’s payer and provider partners to engage for care gap closure services, up from 1.2 million last quarter.
•Ramped services under a multi-year contract with one of the largest academic medical systems in the New York metro area to provide dedicated ambulance services and coordinate all discharge transportation through DocGo’s proprietary digital transportation management platform.
•Launched new mobile health vaccination program for the County of San Diego.
•Entered agreement to provide medical transportation services to Albany Stratton VA Medical Center.

•Subsequent to quarter end, entered agreement to launch care gap closure program in New Mexico with national insurance provider.
•Subsequent to quarter end, entered agreement to provide longitudinal care services for a major health plan in California. Utilizing a combination of telehealth and on-site care, the Company will offer preventative care, chronic care management and transitions of care services to 10,000 plan members.
•Subsequent to quarter end, acquired virtual care platform SteadyMD, expanding telehealth services across all 50 states to help drive revenue growth and achieve operational synergies.

Financial Guidance

•Full-year 2025 revenue is expected to be $315-$320 million, including $68-$70 million of migrant-related revenue, compared to last quarter’s estimate of $300-$330 million.
•Full-year 2025 adjusted EBITDA2 is expected to be a loss of $25-$28 million, compared to last quarter’s estimate of a loss of $20-$30 million.
•Full-year 2026 revenue is expected to be $280-$300 million, which includes no migrant-related revenue.
•Full-year 2026 adjusted EBITDA2 is expected to be a loss of $15-$25 million, the majority of which is expected to be realized in the first half of the year.

Lee Bienstock, Chief Executive Officer of DocGo, commented, “I’m proud of what we have accomplished during this year of transition, with our core mobile health and medical transportation businesses all achieving record volumes in the third quarter. I want to emphasize that each of our service lines, with the exception of our care gap closure and primary care offerings, is adjusted EBITDA positive on a contribution basis. We continue to believe that the substantial investment we made this year into our care gap and primary care offerings, which bring the capabilities of a doctor’s office into the patient’s living room, offers significant strategic value, and we are seeing notable expansions with our major payer customers to support that view. We expect our level of investment to decline significantly in 2026 as our early markets mature and become more self-sustaining.”

Norm Rosenberg, Chief Financial Officer of DocGo, also commented, “Today, we issued 2026 guidance, which calls for a base business revenue increase of 12%-20%. I’d like to point out that this should be viewed as our baseline forecast, which represents already contracted revenues that we can support with our current capacity. It does not assume any acquisitions or new contract wins from our robust pipeline. At the top end of our revenue guidance range for 2026, we would expect to exit the year on an adjusted EBITDA positive run rate.”

1Adjusted gross margin and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional information on these non-GAAP financial measures and reconciliations to the most comparable GAAP measures.

2Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlooks for the comparable GAAP measure (net income). Forward-looking estimates of adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference Call and Webcast Details
Monday, November 10th, 2025, at 5:00 PM ET

1-800-717-1738 - Investors Dial

1-646-307-1865 - Int’l Investors Dial

Conference ID: 87106

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1738815&tp_key=af1d51f1f1

The webcast can also be accessed under Events on the Investors section of the Company’s website, https://ir.docgo.com/.

About DocGo

DocGo is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring, ambulance services and a 50-state virtual care network. DocGo is helping to reshape the traditional four-wall healthcare system by providing high quality, highly accessible care to patients where and when they need it. DocGo’s proprietary technology and relationships with a dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for municipalities, hospital networks and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote advanced practice provider, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com. To get an inside look on how the proactive healthcare revolution is helping transform healthcare by reducing costs, increasing efficiency and improving outcomes, visit www.proactivecarenow.com.

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company, including the Company’s expectations around projected revenues and adjusted EBITDA for fiscal years 2025 and 2026; the performance and growth of its core business lines; ability to deliver and capitalize on the benefits of the SteadyMD acquisition and other potential M&A activity; cash flow and cash collections; the Company’s cash balances; the Company’s investments in and performance of its newer business lines; and the Company’s return to profitability. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking, including, but not limited, to statements regarding the Company’s future actions, business strategies or models, plans, goals, future events, future revenues, future margins, current and future revenue guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, and new and existing contracts or partnerships. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.

Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause its actual results or outcomes, or the timing of its results or outcomes, to differ materially from those contained in its forward-looking statements, including, but not limited to the following: impacts related to the recent and ongoing wind down of migrant-related services; the Company’s ability to expand its programs with insurance partners, hospital systems, municipalities and other strategic partners; the Company’s ability to successfully implement its business strategy, including delivering value to shareholders via buybacks and funding new strategic relationships; the Company’s ability to establish, maintain and grow customer relationships; the Company’s ability to execute projects to the satisfaction of its customers; the Company’s ability to grow demand for its care gap closure programs; the Company’s ability to maintain or grow its cash balances; the Company’s reliance on and ability to maintain its contractual relationships with its healthcare provider partners and other strategic partners; the Company’s ability to compete effectively in a highly competitive industry, including conditions in the healthcare transportation and mobile health services markets; the Company’s ability to maintain existing contracts; the Company’s reliance on government contracts, including changes in government spending on healthcare and other social services; recent revenue growth derived from a small number of large customers; the Company’s ability to effectively manage its growth; the Company’s financial performance and future prospects; the Company’s ability to deliver on its business strategies or models, plans and goals; the Company’s ability to expand geographically; the Company’s M&A activity and success of its acquisition strategy; the Company’s ability to retain its workforce and management personnel and successfully manage leadership transitions; the availability of healthcare professionals and other personnel; changes in the cost of labor; the

Company’s ability to collect on customer receivables; risks associated with the Company’s share repurchase program; overall macroeconomic and geopolitical conditions, including the interest rate environment, the inflationary environment, the potential recessionary environment, regional conflict and tensions, financial institution instability and the ongoing or any future shutdown of the U.S. federal government; the ability of the Company’s suppliers to meet its needs; the Company’s ability to obtain or maintain operating licenses; potential changes in federal, state or local government policies or priorities; expected impacts of geopolitical instability; the Company’s competitive position and opportunities, including its ability to realize the benefits from its operating model; the Company’s ability to improve gross margins; the Company’s ability to implement and deliver on cost-containment measures and ongoing cost rationalization initiatives; legislative and regulatory actions; the impact of legal proceedings and compliance risk; volatility of our stock price; the impact on the Company’s business and reputation in the event of information technology system failures, network disruptions, cyber incidents or losses or unauthorized access to, or release of, confidential information; the Company’s ability to comply with laws and regulations regarding data privacy and protection and other risk factors included in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this earnings release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this earnings release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this earnings release to reflect events or circumstances after the date of this earnings release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30, 2025	December 31, 2024
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$73,355,638	$89,241,695
Accounts receivable, net of allowance for credit loss of $5,698,547 and $5,873,942 as of September 30, 2025 and December 31, 2024, respectively	107,015,563	210,899,926
Prepaid expenses	4,732,665	4,005,977
Other current assets	5,122,147	338,665
Total current assets	190,226,013	304,486,263
Property and equipment, net	14,298,994	14,881,411
Intangibles, net	17,939,190	25,728,813
Goodwill	41,089,450	47,432,550
Restricted cash and cash equivalents	4,251,534	18,095,612
Restricted investments	17,574,573	—
Operating lease right-of-use assets	12,087,775	11,958,698
Finance lease right-of-use assets	17,066,242	15,337,299
Investments	5,446,213	5,547,979
Deferred tax assets	30,709,856	8,422,034
Other assets	3,093,039	3,730,473
Total assets	$353,782,879	$455,621,132
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,052,772	$28,356,430
Accrued liabilities	50,937,332	49,896,796
Line of credit	—	30,000,000
Notes payable, current	54,159	12,515
Due to seller	354,037	28,656
Contingent consideration	4,312,874	4,973,152
Operating lease liability, current	4,597,694	3,844,561
Finance lease liability, current	5,275,265	4,694,467
Total current liabilities	73,584,133	121,806,577

Notes payable, non-current	195,728	5,215
Operating lease liability, non-current	8,257,467	8,599,072
Finance lease liability, non-current	11,083,664	10,031,138
Total liabilities	93,120,992	140,442,002

Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 97,810,755 and 101,910,883 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	9,781	10,191
Additional paid-in-capital	317,820,318	321,087,583

Accumulated deficit	(49,731,114)	(1,402,167)
Accumulated other comprehensive income	2,433,485	1,221,869
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	270,532,470	320,917,476
Noncontrolling interests	(9,870,583)	(5,738,346)
Total stockholders’ equity	260,661,887	315,179,130
Total liabilities and stockholders’ equity	$353,782,879	$455,621,132

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues, net	$70,809,635	$138,684,814	$247,260,312	$495,722,059
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	52,683,525	88,764,282	172,867,109	322,645,933
Operating expenses:
General and administrative	30,091,786	28,784,850	94,234,799	103,716,978
Depreciation and amortization	3,971,232	4,177,534	11,713,631	12,561,973
Legal and regulatory	5,727,008	3,295,139	14,289,805	11,622,438
Technology and development	3,193,480	3,145,834	9,790,127	7,903,752
Sales, advertising and marketing	380,172	379,778	1,080,091	1,109,072
Finite-lived intangible asset impairment	8,020,343	—	8,020,343	—
Goodwill impairment	8,718,398	—	8,718,398	—
Total expenses	112,785,944	128,547,417	320,714,303	459,560,146
(Loss) income from operations	(41,976,309)	10,137,397	(73,453,991)	36,161,913
Other expense:
Interest expense, net	(219,861)	(505,085)	(1,089,807)	(1,387,743)
Loss on change in fair value of contingent consideration	(1,052,394)	(44,520)	(1,052,394)	(370,712)
Loss on equity method investments	(27,035)	(82,742)	(106,550)	(229,923)
Gain (loss) on remeasurement of operating and finance leases	5,077	(6,163)	(42,367)	(32,052)
(Loss) gain on disposal of fixed assets	(10,453)	(28,681)	(43,668)	36,717
Other income (expense)	112,184	(435,825)	(99,639)	146,058
Total other expense	(1,192,482)	(1,103,016)	(2,434,425)	(1,837,655)

Net (loss) income before income tax benefit (expense)	(43,168,791)	9,034,381	(75,888,416)	34,324,258
Benefit from (provision for) income taxes	13,511,429	(4,488,828)	21,861,861	(13,316,752)
Net (loss) income	(29,657,362)	4,545,553	(54,026,555)	21,007,506
Net loss attributable to noncontrolling interests	(1,888,976)	(952,348)	(5,697,608)	(2,247,447)
Net (loss) income attributable to stockholders of DocGo Inc. and Subsidiaries	(27,768,386)	5,497,901	(48,328,947)	23,254,953
Other comprehensive (loss) income
Unrealized gain on investments, net of tax	31,734	—	108,467	—
Foreign currency translation adjustment	(319,851)	934,774	1,103,149	828,613
Total comprehensive (loss) income	$(28,056,503)	$6,432,675	$(47,117,331)	$24,083,566

Net (loss) income per share attributable to DocGo Inc. and Subsidiaries - Basic	$(0.28)	$0.05	$(0.49)	$0.23
Weighted-average shares outstanding - Basic	97,808,976	102,067,579	99,431,280	102,573,664

Net (loss) income per share attributable to DocGo Inc. and Subsidiaries - Diluted	$(0.28)	$0.05	$(0.49)	$0.22
Weighted-average shares outstanding - Diluted	97,808,976	106,290,929	99,431,280	106,797,014

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(29,657,362)	$4,545,553	$(54,026,555)	$21,007,506
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	1,249,968	1,374,975	3,682,545	4,282,940
Amortization of intangible assets	1,448,548	1,605,483	4,199,989	4,884,337
Amortization of finance lease right-of-use assets	1,272,716	1,197,076	3,831,097	3,394,696
Loss (gain) on disposal of fixed assets	10,453	28,681	43,668	(36,717)
Deferred income tax	(13,510,442)	(3,218,516)	(22,316,655)	(5,242,787)
Accretion of discount related to restricted investments	(69,486)	—	(214,889)	—
Loss on equity method investments	27,035	82,742	106,550	229,923
Bad debt expense	1,214,666	1,086,816	3,706,675	3,857,474
Stock-based compensation	4,649,675	3,155,186	14,306,120	9,755,455
(Gain) loss on remeasurement of operating and finance leases	(5,077)	6,163	42,367	32,052
Finite-lived intangible asset impairment	8,020,343	—	8,020,343	—
Goodwill impairment	8,718,398	—	8,718,398	—
Loss on change in fair value of contingent consideration	1,052,394	44,520	1,052,394	370,712
Changes in operating assets and liabilities:
Accounts receivable	14,528,162	21,387,772	100,722,468	19,837,507
Prepaid expenses and other current assets	(129,747)	(9,989)	(5,402,807)	12,333,127
Other assets	55,463	(1,133,858)	1,026,075	(1,086,913)
Accounts payable	(2,074,591)	4,453,292	(20,321,384)	15,261,057
Accrued liabilities	4,780,386	(3,498,801)	(2,671,275)	(31,495,516)
Operating lease liabilities and right-of-use assets	77,234	42,285	413,830	11,963
Net cash provided by operating activities	1,658,736	31,149,380	44,918,954	57,396,816

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(876,177)	(902,161)	(3,047,060)	(2,887,704)
Acquisition of intangibles	(681,396)	(660,276)	(2,259,569)	(2,228,233)
Acquisition of a business, net of cash acquired	—	—	(3,646,318)	—
Purchase of restricted investments	(2,517,699)	—	(24,739,136)	—
Purchase of equity method investments	(4,784)	(161,963)	(4,784)	(310,450)
Proceeds from sale and maturity of restricted investments	5,158,673	—	7,487,919	—
Proceeds from disposal of property and equipment	20,838	95,822	198,167	178,535

Net cash provided by (used in) investing activities	1,099,455	(1,628,578)	(26,010,781)	(5,247,852)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	—	—	—	45,000,000
Repayments of revolving credit line	(30,000,000)	—	(30,000,000)	(40,000,000)
Proceeds from notes payable	258,700	—	258,700	—
Repayments of notes payable	(20,903)	(5,120)	(27,161)	(22,007)
Due to seller	(106,943)	(3,005,113)	(857,862)	(3,008,976)
Acquisition of noncontrolling interest	—	(1,848,000)	—	(1,848,000)
Earnout payments on contingent liabilities	(1,687,134)	—	(1,952,672)	(1,600,029)
Distributions paid to noncontrolling interest	(175,831)	—	(175,831)	(250,000)
Proceeds from exercise of stock options	—	—	—	684
Payments for taxes related to shares withheld for employee taxes	(62,547)	(107,979)	(1,403,099)	(374,311)
Common stock repurchased	—	(1,296,187)	(10,828,906)	(11,078,198)
Payments on obligations under finance lease	(1,256,945)	(1,088,265)	(3,965,618)	(3,118,054)
Net cash used in financing activities	(33,051,603)	(7,350,664)	(48,952,449)	(16,298,891)

Effect of exchange rate changes on cash and cash equivalents	(653,988)	584,966	314,141	510,439

Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(30,947,400)	22,755,104	(29,730,135)	36,360,512
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	108,554,572	85,823,394	107,337,307	72,217,986
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$77,607,172	$108,578,498	$77,607,172	$108,578,498

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$656,300	$594,734	$1,662,069	$1,507,026
Cash paid for interest on finance lease liabilities	$229,293	$194,099	$700,042	$560,926
Cash paid for income taxes	$554,236	$5,171,459	$6,648,506	$6,542,733
Right-of-use assets obtained in exchange for lease liabilities	$1,562,433	$5,240,876	$9,261,262	$10,980,341

Remeasurement of finance lease right-of-use asset due to lease modification	$—	$—	$—	$300,000

Supplemental non-cash investing and financing activities:
Property and equipment in accounts payable	$17,726	$53,139	$17,726	$53,139
CRMS true-up payment through issuance of stock	$—	$1,814,345	$—	$1,814,345
Pre-acquisition receivables written off through due to seller	$—	$1,315,691	$—	$4,675,758

Reconciliation of cash and restricted cash
Cash	$73,355,638	$89,458,388	$73,355,638	$89,458,388
Restricted cash	4,251,534	19,120,110	4,251,534	19,120,110
Total cash and restricted cash shown in statement of cash flows	$77,607,172	$108,578,498	$77,607,172	$108,578,498

Non-GAAP Financial Measures

The following information provides definitions and reconciliation of non-GAAP financial measures used by the Company to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures used by the Company may differ from similarly titled measures used by other companies.

Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under SEC rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.

The Company’s management believes that adjusted gross margin is useful in evaluating DocGo’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, DocGo’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under SEC rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of certain one-time legal settlements and certain one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.

The Company’s management believes that its adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.

Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, DocGo’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Measures

The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the three months ended September 30, 2025 compared to the same period in 2024 and the three months ended June 30, 2025:

	Three Months Ended September 30,		Three Months Ended June 30,
	2025	2024	2025
Revenue	$ 70,809,635	$ 138,684,814	$ 80,417,622
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(52,683,525)	(88,764,282)	(54,998,524)
Depreciation and amortization	(3,971,232)	(4,177,534)	(3,981,008)
GAAP gross profit	14,154,878	45,742,998	21,438,090

Depreciation and amortization	3,971,232	4,177,534	3,981,008
Non-recurring items included in cost of revenue above	5,269,129	—	—
Adjusted gross profit	$ 23,395,239	$ 49,920,532	$ 25,419,098

GAAP gross margin	20.0%	33.0%	26.7%
Adjusted gross margin	33.0%	36.0%	31.6%
The table below reflects the reconciliation of net income (loss) to adjusted EBITDA for the three months ended September 30, 2025 compared to the same period in 2024 and the three months ended June 30, 2025 (in millions):

	Three Months Ended September 30,		Three Months Ended June 30,
	2025	2024	2025
Net (loss) income (GAAP)	$(29.7)	$4.5	$(13.3)
(+) Net interest expense	0.2	0.5	0.4
(+) Income tax (benefit) expense	(13.5)	4.5	(4.6)
(+) Depreciation and amortization	4.0	4.2	4.0
(+) Other expense	1.0	0.6	—
EBITDA	(38.0)	14.3	(13.5)

(+) Non-cash stock compensation	4.7	3.2	4.8
(+) Non-recurring expense	26.1	0.4	2.6

Adjusted EBITDA	$(7.2)	$17.9	$(6.1)

Total revenue	$70.8	$138.7	$80.4
Pretax income margin	(61.0)%	6.5%	(22.3)%
Net margin	(41.9)%	3.2%	(16.5)%
Adjusted EBITDA margin	(10.2)%	12.9%	(7.6)%

Contacts

Investors:
Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com